UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2023 (May 25, 2023)

Oaktree Specialty Lending Corporation

(Exact name of Registrant as specified in its charter)

Delaware	814-00755	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	OCSL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On May 25, 2023, Oaktree Specialty Lending Corporation (the “Company”) entered into an amendment (the “Amendment”) to the revolving credit facility (as amended and/or restated from time to time, the “OSI2 Citibank Facility”) with OSI 2 Senior Lending SPV, LLC (“OSI 2 SPV”), the Company’s wholly-owned and consolidated subsidiary, as the borrower, the Company, as collateral manager, each of the lenders from time to time party thereto, Citibank, N.A., as administrative agent, and Deutsche Bank Trust Company Americas, as collateral agent. Among other things, the Amendment:

•	increased the size of the OSI2 Citibank Facility from $250 million to $400 million;

•	extended the reinvestment period from May 26, 2023 to May 25, 2025;

•	extended the final maturity date from January 26, 2025 to January 26, 2027;

•

modified the interest rate such that borrowings during the reinvestment period are subject to a rate equal to (A) in the case of a lender that is identified as a conduit lender, the lesser of (I) the applicable commercial paper rate for such conduit lender and (II) the Secured Overnight Financing Rate (“SOFR”) plus 2.00% per annum on broadly syndicated loans and 2.75% per annum on all other eligible loans and (B) for all other lenders, SOFR plus 2.00% per annum on broadly syndicated loans and 2.75% per annum on all other eligible loans, in all cases subject to a minimum overall rate of SOFR plus 2.50% per annum; and

•	modified the interest rate such that borrowings after the reinvestment period are subject to an applicable spread of 4.00% per annum.

The description above is only a summary of the material provisions of the Amendment is qualified in its entirety by reference to copy of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with entry into the Amendment, the Company repaid all outstanding borrowings under its revolving credit facility (as amended and/or restated from time to time, the “Citibank Facility”) with OCSL Senior Funding II LLC (formerly OCSI Senior Funding II LLC), the Company’s wholly-owned, special purpose financing subsidiary, as the borrower, the Company, as collateral manager and seller, each of the lenders from time to time party thereto, Citibank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as collateral agent and custodian, following which the Citibank Facility was terminated. Obligations under the Citibank Facility would have otherwise matured on November 18, 2024.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Sixth Amendment to Loan and Security Agreement, dated as of May 25, 2023, by and among the Registrant, OSI 2 Senior Lending SPV, LLC, and Citibank, N.A.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2023	Oaktree Specialty Lending Corporation

	By:	/s/ Chris McKown
Chris McKown
Chief Financial Officer & Treasurer

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